Exhibit 99.1

CorEnergy Announces Closing of Offering of 2.8 Million Depositary Shares Representing 7.375% Series A Cumulative Redeemable Preferred Stock

KANSAS CITY, Mo.—April 18, 2017 – CorEnergy Infrastructure Trust, Inc. (“CorEnergy” or the “Company”) today announced the closing of its previously announced follow-on, underwritten public offering of 2,800,000 depositary shares, each representing 1/100th of a share of its 7.375% Series A Cumulative Redeemable Preferred Stock at a public offering price of $25.00 per depositary share. The offering generated net proceeds of approximately $67.6 million, after underwriting discounts and other estimated offering expenses. CorEnergy intends to use the net proceeds from the offering to repay indebtedness under its credit facility and for general corporate purposes.

The Company has granted the underwriters for the offering a 30-day option to purchase up to an additional 420,000 depositary shares to cover over-allotments, if any. Including the depositary shares issued in this offering (without giving effect to any exercise of the underwriters’ option to purchase additional depositary shares), the Company now has 5,050,000 depositary shares outstanding, each representing 1/100th of a share of its 7.375% Series A Cumulative Redeemable Preferred Stock with a liquidation preference of $25.00 per depositary share. CorEnergy may redeem, at its option, the depositary shares at a redemption price of $25.00 per depositary share, plus all accrued and unpaid dividends, on or after January 27, 2020. The depositary shares are listed on the New York Stock Exchange under the symbol “CORRPrA.”

Wells Fargo Securities and Stifel are acting as joint book running managers for the offering.

The shares of preferred stock are being offered pursuant to an effective shelf registration statement that the Company previously filed with the U.S. Securities and Exchange Commission.

Electronic copies of the final prospectus supplement and accompanying base prospectus are available from the SEC website at www.sec.gov.

Hard copies of the final prospectus supplement and base prospectus related to the offering can be obtained from:

Wells Fargo Securities, LLC

1100 Walnut, Suite 3350, Kansas City, MO 64106 | Main: 816-875-3705 | Fax: 816-875-5875 | corridortrust.com

Attention: WFS Customer Service

608 2nd Avenue

South Minneapolis, MN 55402

Toll-free: 800-645-3751

Email: wfscustomerservice@wellsfargo.com

Or

Stifel, Nicolaus & Company, Inc.

Attention: Syndicate Department

1 South Street, 15th Floor

Baltimore, MD 21202

Toll-free: 855-300-7136

Email: syndprospectus@stifel.com

About CorEnergy Infrastructure Trust, Inc.

CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA), is a real estate investment trust (REIT) that owns essential energy assets, such as pipelines, storage terminals, and transmission and distribution assets. We seek long-term contracted revenue from operators of our assets, primarily under triple net participating leases. For more information, please visit corenergy.reit.

Safe Harbor Statement

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Forward-Looking Statements

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy's Board of Directors and compliance with leverage covenants.

Contact Information:
CorEnergy Infrastructure Trust, Inc.
Investor Relations
Lesley Schorgl, 877-699-CORR (2677)
info@corenergy.reit